Exhibit 99.1

DUANE MORRIS LLP

Toni Marie Vaccarino (TV-8340)

744 Broad Street, Suite 1200

Newark, NJ  07102

(973) 424-2000

-and-

Paul D. Moore

470 Atlantic Avenue, Suite 500

Boston, MA  02210

(617) 289-9200

Attorneys for Med Diversified, Inc., et al.

Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

	)	CHAPTER 11
In re:	)
	)	Case Nos.:	02-88564
MED DIVERSIFIED, INC., et al.,	)		02-88565
	)		02-88568
Debtors.	)		02-88570
	)		02-88572
)
	)	(Jointly Administered)
)

NOTICE OF MODIFICATIONS TO SECOND AMENDED PLAN
OF LIQUIDATION OF MED DIVERSIFIED, INC.

DATED MAY 10, 2004, AS MODIFIED

Pursuant to 11 U.S.C. § 1127(a), Med Diversified, Inc., one of the above captioned debtors and debtors in possession, makes the attached, non-material modifications to the Second Amended Plan of Liquidation of Med Diversified, Inc. Dated May 10, 2004, as Modified.

Dated:  July 20, 2004

/s/ Toni Marie Vaccarino
Toni Marie Vaccarino (TV-8340)
DUANE MORRIS LLP
744 Broad Street, Suite 1200
Newark, NJ 07102
phone: (973) 424-2000
fax: (973) 424-2001
email: tmvaccarino@duanemorris.com

-and-

Paul D. Moore
DUANE MORRIS LLP
470 Atlantic Avenue, Suite 500
Boston, MA 02210
phone: (617) 289-9200
fax: (617) 289-9201
email: pdmoore@duanemorris.com

Counsel for Debtors Med Diversified, Inc.,
Chartwell Diversified Services, Inc.,
Resource Pharmacy, Inc., Chartwell
Community Services, Inc., Chartwell Care
Givers, Inc. and Trestle Corp.

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9.             “Allowed Tax Claim” means all or that portion of a Tax Claim which is an Allowed Claim.

10.           “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.

11.           “Bank” means Private Investment Bank Limited.

12.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

13.           “Business Day” means any day other than a Saturday, a Sunday or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

14.           “Case” means the chapter 11 case under the Code commenced by the Debtor on the Petition Date.

15.           “Cash” means lawful currency of the United States and equivalents thereof, including, but not limited to: bank deposits, wire transfers, checks, and other similar items.

16.           “CCG” means Chartwell Care Givers, Inc., a Delaware corporation.

17.           “CCG Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCG in accordance with the terms of the CDSI Plan.

18.           “CCS” means Chartwell Community Services, Inc., a Texas corporation.

19.           “CCS Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCS in accordance with the terms of the CDSI Plan.

20.       “CDSI” means Chartwell Diversified Services, Inc., a Delaware corporation.

21.       “CDSI Confirmation Date” means the date of entry of the CDSI Confirmation Order.

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31.       “Committee” means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Case, as it may be constituted from time to time.

32.       “Confirmation Date” means the date of entry of the Confirmation Order.

33.       “Confirmation Order” means the order of the Court confirming the Plan pursuant to section 1129 of the Code.

34.       “Court” means the United States Bankruptcy Court for the Eastern District of New York.

35.       “Creditor” means any holder of a Claim, as defined in the Code, section 101(10).

36.       “Debtor” means Med Diversified, Inc., whether as debtor or as debtor-in-possession.

37.       “Disclosure Statement” means the “Disclosure Statement Regarding the Second Amended Plan of Liquidation of Med Diversified, Inc. Dated May 18, 2004” (and all exhibits and attachments thereto or referenced therein) that relates to the Plan and is approved pursuant to section 1125 of the Code in an order entered by the Court, as such Disclosure Statement may be amended, modified or supplemented.

38.       “Disputed Claim” means any Claim which is not an Allowed Claim, or a Claim which has been disallowed by the Court under section 502 of the Code.

38A         “Dissolution Date” means the earlier of (i) the first Business Day after the Stock Transfer Date and (ii) December 31, 2005.

39.       “Effective Date” means, unless an earlier date is otherwise agreed to by the Debtor and the Bank, the later of:  (i) the eleventh (11th) day after the Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (ii) the first Business Day on which the Confirmation Order becomes a Final Order; or (iii) the eleventh (11th) day after the CDSI Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (iv) the first Business Day on which the CDSI Confirmation

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55.       “Med Creditors’ Trust Agreement” means that certain “Med Diversified, Inc. Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “3.”

56.       “Med Creditors’ Trust Trustee” shall mean the Trustee of the Med Creditors’ Trust consisting of one (1) Entity to be designated by the Committee on or before the Effective Date.

57.       “NCFE/Bank Settlement” means that certain settlement agreement between the NCFE Released Parties and the Bank, which was approved by Order of the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division, dated March 2, 2004, and all modifications thereto.

58.       “NCFE Released Parties” or “NCFE” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, and NPF Capital.

59.       “Net Recoveries” means the Cash actually received by the Litigation Trust on account of the Recovery Rights, less the cost of recovering such Cash, including, without limitation, all attorneys’ fees and costs of litigation associated with such Recovery Rights.

60.       “Petition Date” means November 27, 2002.

61.       “Plan” means this “Second Amended Plan of Liquidation of Debtor Med Diversified, Inc. Dated as of July 26, 2004” (including all exhibits and attachments, each of which is hereby incorporated and made part of the Plan), as modified or amended from time to time.

62.       “Priority Claim” means a Claim other than an Administrative Claim or a Tax Claim which, if allowed, would be entitled to priority under section 507(a) of the Code.

63.       “Pro Rata” means proportionately, so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed

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on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

64.       “Professionals” means those Entities (a) employed in the Case under sections 327 or 1103 of the Code, and (b) entitled, under sections 328, 330, 331, 503(b), 506(b), and/or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtor or the Estate.

65.       “Recovery Rights” means any and all causes of action, claims and legal entitlements including, without limitation, actions to subordinate Claims under section 510 of the Code, and avoidance power actions set forth in sections 544 through 551, inclusive, of the Code.

66.       “Related Debtors” means, collectively, the Debtor, CDSI, CCG, CCS, Trestle and Resource Pharmacy.

67.       “Reorganized Debtors” means, collectively, CDSI, CCG and CCS from and after the Effective Date.

68.       “Residual Proceeds” means the Cash remaining in the Liquidating Trust after (a) the liquidation of all of the assets of the Estate, and (b) the payment of all expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent.

69.       “Resource Pharmacy” means Resource Pharmacy, Inc., a Nevada corporation.

70.       “Resource Plan” means the “Second Amended Plan of Liquidation of Debtor Resource Pharmacy, Inc. Dated as of July 26, 2004” (including all exhibits and attachments), as modified or amended from time to time.

71.       “Secured Claim” means a Claim secured by a lien on any property of any of the Estate, but only to the extent of the value of the secured interest that the holder of such Claim has in such property as of the Petition Date (or, with respect to Court approved post-petition financing, the Confirmation Date), with such value calculated after deducting the amount of all

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Tender Loving Care Home Care Services, Inc., a New York corporation, T.L.C. Midwest, Inc., a Delaware corporation, U.S. Ethicare Corp., a Delaware corporation, T.L.C. Medicare Services of Dade, Inc., a Florida corporation, T.L.C. Medicare Services of Broward, Inc., a Florida corporation, U.S. Ethicare Chautauqua Corp., a New York corporation, Ethicare Certified Services, Inc., a New York corporation, U.S. Ethicare Erie Corp., a New York corporation, U.S. Ethicare Niagara Corp., a New York corporation, S.B.H.F., Inc., a New York corporation, Staff Builders Services, Inc., a New York corporation, Staff Builders Home Health Care, Inc., a Delaware corporation, St. Lucie Home Health Agency, Inc., a Florida corporation, and a Reliable Homemaker of Martin St. Lucie County, Inc., a Florida corporation, each of which is a debtor in a chapter 11 bankruptcy case pending in this Court.

78.       “Trestle” means Trestle Corporation, a Delaware corporation.

79.       “Trestle Plan” means the “Second Amended Plan of Liquidation of Trestle Corporation Dated May 6, 2004” filed in Trestle’s bankruptcy case, which Trestle Plan was confirmed by the Bankruptcy Court’s Findings of Fact, Conclusions of Law and Order Confirming The Second Amended Plan of Liquidation of Trestle Corp. Dated May 6, 2004, As Modified, dated July 2, 2004.

80.       “Unclaimed Property” means any funds or other property to be distributed to Creditors pursuant to the Plan, the Med Creditors’ Trust Agreement and the Liquidating Trust Agreement which, after an attempted distribution, has not been received by the rightful Creditor.  Unclaimed property shall include checks and any other property which have been returned as undeliverable without a proper forwarding address, or which were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

81.       “Unsecured Claim” means a Claim which is not a Priority Claim, Secured Claim, Subordinated Claim, or Administrative Claim.

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Class 8 Claims (Priority Claims).  Class 8 consists of all Allowed Priority Claims.  Class 8 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

Class 9 Claims  (Intentionally Omitted).

Class 10A Claims (General Unsecured Claims).  Class 10A consists of all Allowed Claims (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims (c) Magliochetti Related Claims, and (d) Claims included within any other Class designated in the Plan.  Class 10A shall be deemed to include Allowed Claims of those Creditor(s) holding an alleged Secured Claim for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

Class 10B Claims (Magliochetti Related Claims).  Class 10B consists of all Allowed Magliochetti Related Claims.

Class 11 Claims (Subordinated Claims).  Class 11 consists of all Allowed Subordinated Claims.

Class 12 Claims (Inter-Debtor Claims).  Class 12 consists of all Allowed Claims of CDSI, CCS, CCG, Resource or Trestle against the Debtor.

Class 13 Interests.  Class 13 consists of all Interests in Med Diversified, Inc.

ARTICLE IV
TREATMENT OF CLAIMS AND INTERESTS

A.            Class 1 Claims of the Bank

Class 1 is impaired.  The Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.  In addition, on the Effective Date, the Bank shall receive the CDSI Shares

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as further consideration for its Class 1 Claims.

To the extent that a creditor in Class 1 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

B.            Class 2 Claims of the NCFE Released Parties

Class 2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

To the extent that a creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

The NCFE Released Parties shall receive all of the Debtor’s ownership interest in the TLC Debtors on the Stock Transfer Date.

C           Class 3 Claim of AIG

Class 3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 3 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

C.          Class 4 Claim of CIT

Class 4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 4 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the

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J.            Class 10B Magliochetti Related Claims

Class 10B is impaired.  The amount of Disputed Claims in Class 10B that become Allowed Claims shall be determined by the Court.  To the extent that the Magliochetti Related Claims are not withdrawn or otherwise disallowed or subordinated, holders of Allowed Claims in Class 10B shall receive the same percentage recovery as holders of Allowed Claims in Class 10A, but the source of such recovery shall not be from the Class 10A Distribution.  Any amounts to be paid to holders of Allowed Claims in Class 10B shall come from the Liquidating Trust.

K.         Class 11 Subordinated Claims

Class 11 is impaired.  Holders of Allowed Subordinated Claims in Class 11 will receive no distribution under the Plan on account of such Claims.

L.          Class 12 Inter-Debtor Claims

Class 12 is impaired.  Holders of Allowed Claims in Class 12 will receive no distribution under the Plan on account of such Claims.

M.       Class 13 Interests

Class 13 is impaired.  The Class 13 Interests in Med Diversified, Inc. shall be deemed canceled on the earlier of (i) one day after the Stock Transfer Date and (ii) March 31, 2005 (the “Stock Cancellation Date”) without the payment of any monies or other consideration.  Holders of Class 13 Interests will not receive any distribution on account of such Interests under the Plan.

ARTICLE V
IMPLEMENTATION OF THE PLAN AND
EXECUTION OF ITS TERMS

A.            Implementation of the Plan

The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2), (b)(3)(A) and (B), and (b)(5) of the Code.

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B.            Transfer of Stock of the TLC Debtors and the CDSI Shares

On the Stock Transfer Date, Med shall irrevocably assign, transfer and convey to the NCFE Released Parties all of Med’s ownership interest in the TLC Debtors; and on the Effective Date, Med shall irrevocably assign, transfer and convey to the Bank the CDSI Shares.

C.            Transfer of Sun Capital Escrow Account

On the Effective Date, all Cash and other rights and interests in the Sun Capital Escrow Account shall be transferred, free and clear of any claims, including without limitation any and all claims of the Related Debtors, the TLC Debtors, and their respective creditors and equity security holders as follows: (i) $400,000 to the Bank, and (ii) the remainder to the NCFE Released Parties.  Thereafter, Sun Capital shall have no further liability or obligation to collect prepetition accounts receivable.

D.            The Liquidating Trust

1.             Purpose of the Liquidating Trust.  The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement.  The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor’s Estate, make payment of all Allowed Claims except for Class 10A Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank.  The Liquidating Trust shall also be responsible for objecting to all Claims except for Class 10A Claims, if appropriate.

2.             Transfers of Property.  On the Effective Date, all of the assets of the Debtor’s Estate except for the Recovery Rights, the Class 10A Distribution, any ownership interest in the TLC Debtors and the CDSI Shares shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and all Cash received from the Administrative Claims Fund.

3.             Management and Powers of the Liquidating Trust.  After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating Trust shall

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The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim (as defined in the CDSI Plan) without the need for further review or approval of the Court.  However, in the event that any proposed settlement of a Litigation Trust Claim would result in a Class 10A Claim against the Debtor under the terms of the Plan, the Litigation Trust Trustee shall provide the Med Creditors’ Trust Trustee notice of the proposed settlement and a 15-day period to object to the proposed settlement.  If the Med Creditors’ Trust Trustee objects to a proposed settlement within the 15-day objection period, the Litigation Trust Trustee shall seek Court approval of the proposed settlement, and the objection shall be resolved by the Court.

The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement, which are incorporated herein by this reference.

G.            Dissolution

Pursuant to the Plan, the Confirmation Order and Nevada law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Dissolution Date.  Prior to the Dissolution Date, the Debtor’s corporate existence will be preserved through the Debtor’s continued compliance with all corporate formalities necessary to maintain such existence, including without limitation making the requisite corporate filings with the Nevada Secretary of State and having a board of directors and officers.

H.            Termination of SEC Registration and Reporting

Pursuant to the Plan and Confirmation Order, all of the Class 13 Interests shall be deemed, as a matter of law, cancelled, as of the Stock Cancellation Date.  On or immediately after the Stock Cancellation Date, the Debtor will file an SEC Form 15 (and/or other appropriate filings) with the Securities and Exchange Commission to effect a termination of registration of any class of Debtor’s securities under the Securities and Exchange Act of 1934 and the Debtor’s obligation to file any reports, forms, schedules or other disclosure under the Securities and Exchange Act of 1934.  Prior to the Stock Cancellation Date, the Debtor shall maintain the currently outstanding stock of the Debtor.

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If the Stock Cancellation Date occurs prior to the Dissolution Date, then the Debtor shall cause shares to be issued (to an Entity, for such consideration and pursuant to such other terms, as are reasonably acceptable to the Bank and approved by the Court) such that the Debtor continues to have outstanding shares; provided, any such issuance shall be conducted such that it does not constitute a public offering of securities pursuant to state and federal securities laws.

I.              Reconstitution of Board and Officers

Pursuant to Section 78.622(1)(b) of the Nevada Revised Statutes, the Court shall appoint an officer (“Designated Med Officer”) to carry out any proceeding and do any act directed by the Court relating to or necessary to implement the Plan, including all acts specified in Section 78.622(2) of said statute.  Pursuant to Section 78.622(2) of said statute, all officers and directors of the Debtor shall be removed as of the Effective Date; the number of members of the Debtor’s board of directors shall be reduced to one (1); and the Designated Med Officer shall be appointed as of the Effective Date to serve as the sole director and as president, secretary, and treasurer of the Debtor.  The Designated Med Officer shall effect any amendments to the Debtor’s articles of incorporation or bylaws as are necessary to implement the foregoing.  Alex Bromley, who is currently an officer of the Debtor, shall be the initial Designated Med Officer.  Prior to November 1, 2004, upon the request of the Bank, the individual serving as the Designated Med Officer shall be removed from any or all officer and director positions with the Debtor.  On and after November 1, 2004, if requested by the NCFE Released Parties, the individual then serving as the Designated Med Officer shall resign from such positions and shall be replaced in these capacities.  In the event that a replacement of the Designated Med Officer is required (whether by reason of removal, resignation or incapacity) then, prior to November 1, 2004, a replacement selected by the Bank shall serve as the Designated Med Officer, and, on or after November 1, 2004, a replacement selected by the NCFE Released Parties (and reasonably acceptable to the Bank) shall serve as the Designated Med Officer.  Should a replacement of the Designated Med Officer be required, notice of same will be provided to the Committee and the Bank, who will have an opportunity to request

35

a hearing before the Court with respect to the qualifications of the person(s) selected to replace the Designated Med Officer.

J.             Tax Matters

1.             For the purposes of this Section J, “Tax Matters,” all references to the Debtor, CDSI or the TLC Debtors: (a) shall include (i) their successors under their respective chapter 11 plans or otherwise, (ii) with respect to the TLC Debtors, any creditor trusts created pursuant to the chapter 11 plans of the TLC Debtors, (iii) the Liquidating Trust, and (iv) with respect to CDSI or the TLC Debtors, their subsidiaries; and (b) shall not include the Med Creditors’ Trust, the CDSI Creditors’ Trust, the CCG Creditors’ Trust, the CCS Creditors’ Trust and the Litigation Trust and their respective trustees.

2.             For the period following the Effective Date of the Debtor Plan and through the date that the Debtor is dissolved as a corporate entity, the Bank, CDSI, the Debtor and the TLC Debtors shall treat the Debtor’s consolidated tax group as continuing in existence, with the Debtor (as common parent) and the TLC Debtors as the sole members of such group.

3.             The Bank, CDSI, the Debtor, the NCFE Released Parties and the TLC Debtors shall treat the transfer of the CDSI stock to the Bank as a taxable transfer of the CDSI stock and will report the transfer as such on all returns, statements, filings, etc.  The Debtor and CDSI will not take any actions that would undermine such treatment.

4.             The TLC Debtors will be responsible for paying any federal alternative minimum tax (“AMT”) liability of the Debtor’s consolidated tax group for its fiscal year ending March 31, 2004.

5.             The TLC Debtors will be responsible for paying any federal tax liability of the Debtor’s consolidated group relating to the net income for the fiscal year beginning April 1, 2004 (and any later years if the TLC Asset Sale does not close in the current year) generated by the TLC Debtors, and up to $250,000 of federal tax liability relating to any taxable gain recognized on the disposition of the CDSI stock, and the Debtor and CDSI will be responsible for paying any federal AMT liability of the Debtor’s consolidated group relating to any other net

36

income for the fiscal year beginning April 1, 2004 (and any later years if the TLC Asset Sale does not close in the current year, although CDSI will not be liable for such later years) generated by the Debtor and its subsidiaries other than the TLC Debtors (less the up to $250,000 payable by the TLC Debtors with respect to the CDSI stock gain).

6.             The TLC Debtors will be responsible for paying any combined/unitary tax liability in California and Illinois for the fiscal year ending March 31, 2004 and forward to the extent of the lesser of such combined/unitary tax liability or such tax liability computed as if the TLC Debtors filed their own combined/unitary returns in California and Illinois for such years.

7.             The Debtor or the Debtor’s substitute agent as designated pursuant to Treasury Regulation section 1.1502-77 (which shall be CDSI for any taxable year in which CDSI was a member of the Debtor’s consolidated group and which will be the Liquidating Trust for any taxable year beginning after CDSI leaves the Debtor’s consolidated group, will be responsible for preparing and filing all consolidated and combined tax returns.  The TLC Debtors and CDSI will each have the right to review and comment on all such returns and such returns will not be filed without the consent of each of CDSI and the TLC Debtors, such consent not to be unreasonably withheld, delayed or conditioned.  CDSI and the TLC Debtors will each be entitled to participate, at their own expense, in any audit or other similar proceeding relating to the tax returns in which CDSI or the TLC Debtors, respectively, are included and no such audit or similar proceeding will be settled/compromised without the written consent of, respectively, CDSI or the TLC Debtors, such consent not to be unreasonably withheld, delayed or conditioned.

8.             The TLC Debtors will be responsible for providing the appropriate responsible person described in paragraph 7 above with all relevant information with respect to the TLC Debtors for filing such consolidated and combined returns.

ARTICLE VI
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

All executory contracts and unexpired leases of the Debtor, not previously rejected or assumed and assigned pursuant to an order of the Court, are rejected pursuant to the Plan and the

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Trustee makes the final distribution provided for under the Plan and the Med Creditors’ Trust Agreement.

ARTICLE IX
CONDITIONS PRECEDENT TO EFFECTIVENESS OF MED PLAN

The Plan will not become effective with respect to the Debtor, and no distributions to holders of Allowed Claims against the Debtor will be made, unless and until the CDSI, CCS, and CCG Plans become effective in accordance with their terms.

The Plan will not become effective with respect to the Debtor unless and until the NCFE/Bank Settlement has become effective in accordance with its terms.

ARTICLE X
WAIVER OF CONDITIONS PRECEDENT TO EFFECTIVENESS OF PLAN

The Debtor and the Bank may waive one or more of the conditions precedent to the effectiveness of this Plan set forth in Article IX above, provided that such waiver shall be in writing and signed by the Debtor and the Bank or their respective counsel.

ARTICLE XI
CONFIRMATION REQUEST

The Debtor requests Confirmation of the Plan pursuant to sections 1129(a) and/or 1129(b) of the Code, as applicable.

Dated as of July 26, 2004	MED DIVERSIFIED, INC.

	By:	/s/ Alexander H. Bromley
	Its	Vice President and General Counsel

DUANE MORRIS LLP

Paul D. Moore

470 Atlantic Avenue, Suite 500

Boston, MA 02210

Tel:  (617) 289-9200

Fax:  (617) 289-9201

E-mail:  pdmoore@duanemorris.com

45

HEARING DATES:  July 23, 2004 at 10:00 a.m.

July 26, 2004 at 10:00 a.m.

UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
)
	)	Jointly Administered
)
MED DIVERSIFIED, INC., et al.,	)	Case No.:	02-88564
	)		02-88568
Debtors.	)		02-88570
	)		02-88572
)

SECOND AMENDED PLAN OF LIQUIDATION OF DEBTOR
MED DIVERSIFIED, INC. DATED AS OF JULY 26, 2004, AS MODIFIED

Pursuant to section 1121 of the Bankruptcy Code, Med Diversified, Inc., a Nevada corporation (the “Debtor”), proposes this Second Amended Plan of Liquidation.

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

A.            Specific Definitions.  In addition to such other terms as are defined in other sections hereof, the following terms shall have the following meanings:

1.             “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and referred to in section 507(a)(1) of the Code, including, without limitation, compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtor and the Estate under 28 U.S.C. § 1930.

2.             “Administrative Claims Fund” means a fund established by the Debtor, Trestle, Resource Pharmacy and the Reorganized Debtors on the Effective Date for the purpose of making distributions to (a) holders of Allowed Administrative Claims against the Debtor, CDSI, CCG and CCS, and (b) Sun Capital on account of their Allowed Claims.  To the extent that funds remain after the payment of Allowed Administrative Claims against the Debtor, CDSI, CCG and

CCS and the Allowed Claims of Sun Capital, amounts remaining in the Administrative Claims Fund may be used to fund the Class 10A Distribution.  The source of funds for the Administrative Claims Fund shall be transfers pursuant to the Resource Plan and the Trestle Plan on the Effective Date.  The Administrative Claims Fund shall utilize a bank account to be opened and administered by the Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with the Plan.

3.             “AIG” means American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, PA., Insurance Company of the State of Pennsylvania, American International Specialty Lines Insurance Company, and other entities related to American International Group, Inc.

4.             “Allowed Administrative Claim” means all or that portion of an Administrative Claim which is an Allowed Claim.

5.             “Allowed Claim” means that portion of a Claim: (a) which was scheduled by the Debtor pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) proof of which was timely filed with the Court, and as to which no objection has been filed on or prior to the deadlines established by sections II.B., V.B.6., V.C.6. and/or VI. of the Plan; or (c) which has otherwise been allowed by a Final Order.

6.             “Allowed Priority Claim” means all or that portion of a Priority Claim which is an Allowed Claim.

7.             “Allowed Secured Claim” means all or that portion of a Secured Claim which is an Allowed Claim.

8.             “Allowed Subordinated Claim” means all or that portion of a Subordinated Claim which is an Allowed Claim.

9.             “Allowed Tax Claim” means all or that portion of a Tax Claim which is an Allowed Claim.

10.           “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.

11.           “Bank” means Private Investment Bank Limited.

12.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

13.           “Business Day” means any day other than a Saturday, a Sunday or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

14.           “Case” means the chapter 11 case under the Code commenced by the Debtor on the Petition Date.

15.           “Cash” means lawful currency of the United States and equivalents thereof, including, but not limited to: bank deposits, wire transfers, checks, and other similar items.

16.           “CCG” means Chartwell Care Givers, Inc., a Delaware corporation.

17.           “CCG Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCG in accordance with the terms of the CDSI Plan.

18.           “CCS” means Chartwell Community Services, Inc., a Texas corporation.

19.           “CCS Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCS in accordance with the terms of the CDSI Plan.

20.           “CDSI” means Chartwell Diversified Services, Inc., a Delaware corporation.

21.           “CDSI Confirmation Date” means the date of entry of the CDSI Confirmation Order.

22.           “CDSI Confirmation Order” means the order of the Court confirming the CDSI Plan pursuant to section 1129 of the Code.

23.           “CDSI Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CDSI in accordance with the terms of the CDSI Plan.

24.           “CDSI Plan” means the Second Amended Joint Plan of Reorganization of Debtors CDSI, CCG and CCS (including all exhibits and attachments), as modified or amended from time to time.

25.           “CDSI Shares” means all shares of common stock of CDSI on or after the effective date of the CDSI Plan.

26.           “CIT” means CIT Technology Financing Services, Inc.

27.           “Claim” or “Claims” as defined in the Code, section 101(5)(A) and (B) means (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

28.           “Class” means a group of Claims or Interests classified together in a class designated in Article III of the Plan.

29.           “Class 10A Distribution” means the $5,250,000 in Cash to be paid on the Effective Date to the Med Creditors’ Trust for the benefit of the holders of Allowed Claims in Class 10A.

30.           “Code” means the Bankruptcy Code, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., including all amendments thereto.

31.           “Committee” means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Case, as it may be constituted from time to time.

32.           “Confirmation Date” means the date of entry of the Confirmation Order.

33.           “Confirmation Order” means the order of the Court confirming the Plan pursuant to section 1129 of the Code.

34.           “Court” means the United States Bankruptcy Court for the Eastern District of New York.

35.           “Creditor” means any holder of a Claim, as defined in the Code, section 101(10).

36.           “Debtor” means Med Diversified, Inc., whether as debtor or as debtor-in-possession.

37.           “Disclosure Statement” means the “Disclosure Statement Regarding the Second Amended Plan of Liquidation of Med Diversified, Inc. Dated May 18, 2004” (and all exhibits and attachments thereto or referenced therein) that relates to the Plan and is approved pursuant to section 1125 of the Code in an order entered by the Court, as such Disclosure Statement may be amended, modified or supplemented.

38.           “Disputed Claim” means any Claim which is not an Allowed Claim, or a Claim which has been disallowed by the Court under section 502 of the Code.

38A         “Dissolution Date” means the earlier of (i) the first Business Day after the Stock Transfer Date and (ii) December 31, 2005.

39.           “Effective Date” means, unless an earlier date is otherwise agreed to by the Debtor and the Bank, the later of:  (i) the eleventh (11th) day after the Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (ii) the first Business Day on which the Confirmation Order becomes a Final Order; or (iii) the eleventh (11th) day after the CDSI Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (iv) the first Business Day on which the CDSI Confirmation Order becomes a Final Order; or (v) the first day after all of the conditions precedent specified in the NCFE/Bank Settlement Agreement have been satisfied or waived in accordance with the NCFE/Bank Settlement Agreement and the NCFE/Bank Settlement Agreement has become effective.

40.           “Entity” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof, or any other entity.

41.           “Estate” means the estate created by section 541(a) of the Code upon the Petition Date.

42.           “Final Order” means an order or judgment of the Court, the operation or effect of which has not been stayed, and as to which the time to appeal or to seek reargument or rehearing has expired, and as to which no appeal, reargument, or petition for rehearing or certiorari has been taken or is pending.

43.           “Initial Distribution Date” means the first Business Day on which a distribution is made under the Plan to holders of Allowed Claims.

44.           “Interest” means (a) the common or preferred stock or any ownership rights in the common or preferred stock of the Debtor, and (b) any right, warrant or option, however arising, to acquire the common stock or any other equity interest, or any rights therein, of the Debtor.

45.           “Interest Holder” means the holder of an Interest.

46.           “Liquidating Trust” means that trust established in accordance with section V.B. hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the Liquidating Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

47.           “Liquidating Trust Agreement” means that certain “Liquidating Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “1.”

48.           “Liquidating Agent” shall mean the Liquidating Agent of the Liquidating Trust consisting of one (1) Entity to be designated by the Bank on or before the Effective Date.

49.           “Litigation Trust” means that trust established in accordance with the CDSI Plan which, after the Effective Date, will hold and prosecute the Recovery Rights and certain other claims for the benefit of the Reorganized Debtors and the Bank in accordance with the terms of the Plan and the CDSI Plan, and will have such powers, duties and obligations as are set forth therein, in the Litigation Trust Agreement, in the Confirmation Order, in the CDSI Confirmation Order, in other Final Orders, and by applicable law.

50.           “Litigation Trust Agreement” means that certain “Litigation Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “2.”

51.           “Litigation Trust Trustee” shall mean the Trustee of the Litigation Trust consisting of one (1) Entity to be designated by the Bank on or before the Effective Date.

52.           “Magliochetti Related Claims” means all Claims filed by, or on behalf of, Frank Magliochetti or any of his family members, including, but not limited to, TegCo Investments LLC and TEGRx, Inc.

53.           “Med Adversary Proceeding” means the adversary proceeding captioned Med Diversified, Inc. et al. v. National Century Financial Enterprises, Inc. et al., Case No. 03-8262 (Bankr. E.D.N.Y.).

54.           “Med Creditors’ Trust” means that trust established in accordance with section V.E. hereof which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class 10A in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the Med Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

55.           “Med Creditors’ Trust Agreement” means that certain “Med Diversified, Inc. Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “3.”

56.           “Med Creditors’ Trust Trustee” shall mean the Trustee of the Med Creditors’ Trust consisting of one (1) Entity to be designated by the Committee on or before the Effective Date.

57.           “NCFE/Bank Settlement” means that certain settlement agreement between the NCFE Released Parties and the Bank, which was approved by Order of the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division, dated March 2, 2004, and all modifications thereto.

58.           “NCFE Released Parties” or “NCFE” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, and NPF Capital.

59.           “Net Recoveries” means the Cash actually received by the Litigation Trust on account of the Recovery Rights, less the cost of recovering such Cash, including, without limitation, all attorneys’ fees and costs of litigation associated with such Recovery Rights.

60.           “Petition Date” means November 27, 2002.

61.           “Plan” means this “Second Amended Plan of Liquidation of Debtor Med Diversified, Inc. Dated as of July 26, 2004” (including all exhibits and attachments, each of which is hereby incorporated and made part of the Plan), as modified or amended from time to time.

62.           “Priority Claim” means a Claim other than an Administrative Claim or a Tax Claim which, if allowed, would be entitled to priority under section 507(a) of the Code.

63.           “Pro Rata” means proportionately, so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

64.           “Professionals” means those Entities (a) employed in the Case under sections 327 or 1103 of the Code, and (b) entitled, under sections 328, 330, 331, 503(b), 506(b), and/or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtor or the Estate.

65.           “Recovery Rights” means any and all causes of action, claims and legal entitlements including, without limitation, actions to subordinate Claims under section 510 of the Code, and avoidance power actions set forth in sections 544 through 551, inclusive, of the Code.

66.           “Related Debtors” means, collectively, the Debtor, CDSI, CCG, CCS, Trestle and Resource Pharmacy.

67.           “Reorganized Debtors” means, collectively, CDSI, CCG and CCS from and after the Effective Date.

68.           “Residual Proceeds” means the Cash remaining in the Liquidating Trust after (a) the liquidation of all of the assets of the Estate, and (b) the payment of all expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent.

69.           “Resource Pharmacy” means Resource Pharmacy, Inc., a Nevada corporation.

70.           “Resource Plan” means the “Second Amended Plan of Liquidation of Debtor Resource Pharmacy, Inc. Dated as of July 26, 2004” (including all exhibits and attachments), as modified or amended from time to time.

71.           “Secured Claim” means a Claim secured by a lien on any property of any of the Estate, but only to the extent of the value of the secured interest that the holder of such Claim has in such property as of the Petition Date (or, with respect to Court approved post-petition financing, the Confirmation Date), with such value calculated after deducting the amount of all liens, security interests, encumbrances, interests, or other claims, that are senior in priority to such Claim with respect to such property.

72A         “Stock Transfer Date” means the date upon which Debtor will transfer the ownership interests in the TLC Debtors to the NCFE Released Parties, which shall be the first Business Day after the closing of the sale of the assets of the TLC Debtors to TLC Holdings I Corp. (an affiliate of Crescent Capital) as authorized by Order of the Court on April 2, 2004, or, if that sale does not close, to any alternate buyer that is approved by the Court (the “TLC Asset Sale”).

72.           “Subordinated Claims” means: (a) any Claim, or a portion of a Claim, that is subject to subordination under section 510 of the Code, and (b) any Claim, or portion of a Claim, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim.  In the event that the Court determines that the Subordination of a Claim is inappropriate, such Claim shall be treated as a Class 10A Claim, except that no Magliochetti Related Claim shall be classified as a Class 10A Claim or be paid out of the Class 10A Distribution.

73.           “Sun Capital” means Sun Capital HealthCare, Inc.

74.           “Sun Capital Escrow Account” means an account established by Sun Capital for the proceeds of the pre October 18, 2002 receivables collected in the approximate amount of $3,600,000.

75.           “Sunrise” means Sunrise International Leasing.

76.           “Tax Claim” means a Claim entitled to priority under section 507(a)(8) of the Code.

77.           “TLC Debtors” means Tender Loving Care Health Services, Inc., a Delaware corporation, T.L.C. Home Health Care, Inc., a Florida corporation, Albert Gallatin Home Care, Inc., a Delaware corporation, Staff Builders, Inc., a New York corporation, Staff Builders International, Inc., a New York corporation, Careco, Inc., a Massachusetts corporation, Tender Loving Care Home Care Services, Inc., a New York corporation, T.L.C. Midwest, Inc., a Delaware corporation, U.S. Ethicare Corp., a Delaware corporation, T.L.C. Medicare Services of Dade, Inc., a Florida corporation, T.L.C. Medicare Services of Broward, Inc., a Florida corporation, U.S. Ethicare Chautauqua Corp., a New York corporation, Ethicare Certified Services, Inc., a New York corporation, U.S. Ethicare Erie Corp., a New York corporation, U.S. Ethicare Niagara Corp., a New York corporation, S.B.H.F., Inc., a New York corporation, Staff Builders Services, Inc., a New York corporation, Staff Builders Home Health Care, Inc., a Delaware corporation, St. Lucie Home Health Agency, Inc., a Florida corporation, and a Reliable Homemaker of Martin St. Lucie County, Inc., a Florida corporation, each of which is a debtor in a chapter 11 bankruptcy case pending in this Court.

78.           “Trestle” means Trestle Corporation, a Delaware corporation.

79.           “Trestle Plan” means the “Second Amended Plan of Liquidation of Trestle Corporation Dated May 6, 2004” filed in Trestle’s bankruptcy case, which Trestle Plan was confirmed by the Bankruptcy Court’s Findings of Fact, Conclusions of Law and Order Confirming

The Second Amended Plan of Liquidation of Trestle Corp. Dated May 6, 2004, As Modified, dated July 2, 2004.

80.           “Unclaimed Property” means any funds or other property to be distributed to Creditors pursuant to the Plan, the Med Creditors’ Trust Agreement and the Liquidating Trust Agreement which, after an attempted distribution, has not been received by the rightful Creditor.  Unclaimed property shall include checks and any other property which have been returned as undeliverable without a proper forwarding address, or which were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

81.           “Unsecured Claim” means a Claim which is not a Priority Claim, Secured Claim, Subordinated Claim, or Administrative Claim.

B.            Interpretation, Rules of Construction, and Computation of Time

1.             Any term used in the Plan that is not defined herein, whether in this Article I or elsewhere, or other Exhibits hereto, but that is defined in the Code or the Bankruptcy Rules has the meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.

2.             Any capitalized term used in the Plan that is not defined herein, or other Exhibits hereto, but that is defined and used in the Disclosure Statement has the meaning ascribed to that term in the Disclosure Statement.

3.             The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained in the Plan.

4.             Unless specified otherwise in a particular reference, a reference in the Plan to an article or a section is a reference to that article or section of the Plan.

5.             Any reference in the Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.

6.             Any reference in the Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.

7.             Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

8.             The rules of construction set forth in section 102 of the Code shall apply to the Plan.

9.             In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

10.           All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be part of the Plan.

11.           The provisions of the Plan shall control over the contents of the Disclosure Statement.  The provisions of the Confirmation Order shall control over the contents of the Plan.

12.           Whenever any action is required to be taken, or a distribution of property is required to be made, on a particular date, the action or distribution shall be taken or made on such date, or as soon as practicable thereafter.

ARTICLE II
PAYMENT OF ADMINISTRATIVE EXPENSES
AND TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS

A.            Administrative Claims.  Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date or the date on which the Administrative Claim is allowed, the Debtor or the Liquidating Trust, as applicable, will pay to each Creditor holding an Allowed Administrative Claim, unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtor shall be paid in full and performed by the Debtor in accordance with the terms and conditions of the particular transactions and any applicable agreements.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).  Sun Capital has an Allowed super-priority Administrative Claim, and on the Effective Date, the Liquidating Trust shall pay Sun Capital, unless Sun Capital agrees to different treatment, Cash equal to the unpaid portion of such super-priority Administrative Claim.  The source of funds for payment of Allowed Administrative

Claims and super-priority Administrative Claims shall be the Debtor’s Cash and the Administrative Claims Fund, which shall be funded, on or before the Effective Date, with an amount sufficient to pay all Allowed Administrative Claims.

B.            Bar Date For Administrative Claims.  All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Case, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than thirty (30) days after the Effective Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtor shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estate, the Debtor, the Liquidating Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals incurred through the Effective Date shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtor, prior to the Effective Date, or the Liquidating Trust, after the Effective Date.  The source of funds for payment of Allowed Administrative Claims of Professionals shall be the Debtor’s Cash and the Administrative Claims Fund, which shall be funded, on or before the Effective Date, with an amount sufficient to pay all Allowed Administrative Claims, including Allowed Administrative Claims of Professionals.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

Any Claim arising on or after the Effective Date shall be asserted against the Med Creditors’ Trust, the Litigation Trust, or the Liquidating Trust, as applicable, and shall not be dealt with under this Plan.

C.            Allowed Tax Claims.  Unless the holder of an Allowed Tax Claim agrees otherwise, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Tax Claim the principal amount of such Allowed Claim, without post-petition interest.

ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS

A.            Manner of Classification of Claims and Interests.  Except for Claims of a kind specified in sections 507(a)(1) or 507(a)(8) of the Code, all Claims against, and Interests in, the Debtor and with respect to all property of the Debtor and the Estate, are defined and hereinafter designated in respective Classes.  The Plan is intended to deal with all Claims against and Interests in the Debtor, of whatever character, whether known or unknown, whether or not with recourse, whether or not contingent or unliquidated, and whether or not previously allowed by the Court pursuant to section 502 of the Code.  However, only holders of Allowed Claims will receive any distribution under the Plan.  For purposes of determining Pro Rata distributions under the Plan, Disputed Claims shall be included in the Class in which such Claims would be included if Allowed.  Nothing in the Plan or in the Confirmation Order shall affect or alter any subordination agreement or inter-creditor agreement between Creditors that existed prior to the Confirmation Date.

B.            Classification.  Allowed Claims and Interests are divided into the following Classes:

Class 1 Claims (Secured Claims of the Bank).  Class 1 consists of the Allowed Secured Claims of the Bank.

Class 2 Claims (Secured Claims of the NCFE Released Parties).  Class 2 consists of the Allowed Secured Claim of the NCFE Released Parties.

Class 3 Claim (Secured Claim of AIG).  Class 3 consists of the Allowed Secured Claim of AIG.

Class 4 Claim (Secured Claim of CIT).  Class 4 consists of the Allowed Secured Claim of CIT.

Class 5 Claim (Secured Claim of Sunrise).  Class 5 consists of the Allowed Secured Claim of Sunrise.

Class 6 Claim (Secured Claim of Sun Capital).  Class 6 consists of the Allowed Secured Claim of Sun Capital.

Class 7 Claims (All Other Secured Claims).  Class 7 consists of all Secured Claims against the Debtor, other than Allowed Claims in Classes 1, 2, 3, 4, 5 and 6.  Each holder of an Allowed Secured Claim in Class 7 shall be deemed to be a separate sub-class of Class 7.

Class 8 Claims (Priority Claims).  Class 8 consists of all Allowed Priority Claims.  Class 8 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

Class 9 Claims  (Intentionally Omitted).

Class 10A Claims (General Unsecured Claims).  Class 10A consists of all Allowed Claims (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims (c) Magliochetti Related Claims, and (d) Claims included within any other Class designated in the Plan.  Class 10A shall be deemed to include Allowed Claims of those Creditor(s) holding an alleged Secured Claim for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

Class 10B Claims (Magliochetti Related Claims).  Class 10B consists of all Allowed Magliochetti Related Claims.

Class 11 Claims (Subordinated Claims).  Class 11 consists of all Allowed Subordinated Claims.

Class 12 Claims (Inter-Debtor Claims).  Class 12 consists of all Allowed Claims of CDSI, CCS, CCG, Resource or Trestle against the Debtor.

Class 13 Interests.  Class 13 consists of all Interests in Med Diversified, Inc.

ARTICLE IV
TREATMENT OF CLAIMS AND INTERESTS

A.            Class 1 Claims of the Bank

Class 1 is impaired.  The Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.  In addition, on the Effective Date, the Bank shall receive the CDSI Shares as further consideration for its Class 1 Claims.

To the extent that a creditor in Class 1 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

B.            Class 2 Claims of the NCFE Released Parties

Class 2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

To the extent that a creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

The NCFE Released Parties shall receive all of the Debtor’s ownership interest in the TLC Debtors on the Stock Transfer Date.

C     Class 3 Claim of AIG

Class 3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 3 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

C.            Class 4 Claim of CIT

Class 4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 4 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

D.            Class 5 Claim of Sunrise

Class 5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 5 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

E.             Class 6 Claims of Sun Capital

Class 6 is unimpaired.  To the extent that the Allowed Class 6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class 6 shall receive payment in Cash on the Effective Date of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtor.  The approximate amount of the Sun Capital claim is $2.6 million.    Notwithstanding anything to the contrary contained in this Plan, all of Sun Capital’s rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the

Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims.  In the event, that the Debtors and Sun Capital cannot agree to the amount of Sun Capital’s Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court), and Sun Capital’s liens will attach to such escrow funds.  Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital’s Claim.

F.             Class 7 Claims of Other Secured Creditors

Class 7 is unimpaired.  On the Effective Date of the Plan, the Liquidating Agent shall surrender to the holders of an Allowed Secured Claim in Class 7 such property of the Estate as may be security and collateral therefor.

To the extent that a Creditor in Class 7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

G.            Class 8 Priority Claims

Class 8 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class 8 the principal amount of such Allowed Claim, without interest.

H.            Class 9 (Intentionally Omitted)

I.              Class 10A General Unsecured Claims

Class 10A is impaired.  The Med Creditors’ Trust, for the benefit of the holders of Allowed Claims in Class 10A, shall receive the Class 10A Distribution in full satisfaction of the Allowed Claims in Class 10A.  However, in the event Allowed Claims in Class 10A exceed $14 million but are less than $15 million, and if a portion of those Allowed Claims arose under 11 U.S.C. section 502(h) on account of recoveries received by the Bank, then the Bank shall contribute an additional 25% for those portions of Allowed Claims arising under section 502(h) that result in total Allowed Claims exceeding $14 million.  In the event Allowed Claims in Class 10A exceed $15 million and if a portion of those Allowed Claims arose under 11 U.S.C. section 502(h) on account of recoveries received by the Bank, then the Bank shall contribute an additional 35% for those portions of Allowed Claims arising under section 502(h) that result in total Allowed Claims exceeding $15 million.  By way of example, if total Allowed Claims are $17 million, and $1 million of those claims arose under section 502(h), then the Bank shall contribute $350,000; if total Allowed Claims are $17 million and no portion of those claims arose under section 502(h), then the Bank shall contribute no additional monies; if total Allowed Claims equal $14 million, and $3 million of those claims arose under section 502(h), the Bank shall likewise not contribute any additional monies.  Each holder of an Allowed Claim in Class 10A shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class 10A, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class 10A by the Med Creditors’ Trust after payment of the fees and expenses of the Med Creditors’ Trust.

Except as provided above, the payment of the Class 10A Distribution to the Med Creditors’ Trust shall be the sole source of distributions to holders of Allowed Claims in Class 10A.  The Med Creditors’ Trust Trustee shall serve as a disbursing agent for the Class 10A Distribution, which shall be collected by the Med Creditors’ Trust Trustee and distributed to holders of Allowed Claims in Class 10A Pro Rata as set forth in this Section J of this Article IV.

To the extent that the Bank has an Allowed Class 10A Claim, including the Claims of the NCFE Released Parties assigned to the Bank (because insufficient collateral exists to secure the Secured Claims of the Bank and/or NCFE or the liens, security interests, or other encumbrances that are senior in priority to the Secured Claims of the Bank and/or NCFE exceed the fair market value of the collateral securing the Secured Claims), such Claim shall be subordinated to other Allowed Claims in Class 10A and shall receive nothing from the Class 10A Distribution.(1)

(1) The Bank’s agreement to subordinate its Unsecured Claim as provided for herein is only effective if the Plan is confirmed by a Final Order.  Nothing in the Plan or the Disclosure Statement shall be construed as acknowledging or authorizing the subordination of the Bank’s Unsecured Claims in the event the Plan is not confirmed.

J.             Class 10B Magliochetti Related Claims

Class 10B is impaired.  The amount of Disputed Claims in Class 10B that become Allowed Claims shall be determined by the Court.  To the extent that the Magliochetti Related Claims are not withdrawn or otherwise disallowed or subordinated, holders of Allowed Claims in Class 10B shall receive the same percentage recovery as holders of Allowed Claims in Class 10A, but the source of such recovery shall not be from the Class 10A Distribution.  Any amounts to be paid to holders of Allowed Claims in Class 10B shall come from the Liquidating Trust.

K.            Class 11 Subordinated Claims

Class 11 is impaired.  Holders of Allowed Subordinated Claims in Class 11 will receive no distribution under the Plan on account of such Claims.

L.             Class 12 Inter-Debtor Claims

Class 12 is impaired.  Holders of Allowed Claims in Class 12 will receive no distribution under the Plan on account of such Claims.

M.           Class 13 Interests

Class 13 is impaired.  The Class 13 Interests in Med Diversified, Inc. shall be deemed canceled on the earlier of (i) one day after the Stock Transfer Date and (ii) March 31, 2005 (the “Stock Cancellation Date”) without the payment of any monies or other consideration.  Holders of Class 13 Interests will not receive any distribution on account of such Interests under the Plan.

ARTICLE V
IMPLEMENTATION OF THE PLAN AND
EXECUTION OF ITS TERMS

A.            Implementation of the Plan

The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2), (b)(3)(A) and (B), and (b)(5) of the Code.

B.            Transfer of Stock of the TLC Debtors and the CDSI Shares

On the Stock Transfer Date, Med shall irrevocably assign, transfer and convey to the NCFE Released Parties all of Med’s ownership interest in the TLC Debtors; and on the Effective Date, Med shall irrevocably assign, transfer and convey to the Bank the CDSI Shares.

C.            Transfer of Sun Capital Escrow Account

On the Effective Date, all Cash and other rights and interests in the Sun Capital Escrow Account shall be transferred, free and clear of any claims, including without limitation any and all claims of the Related Debtors, the TLC Debtors, and their respective creditors and equity security holders as follows: (i) $400,000 to the Bank, and (ii) the remainder to the NCFE Released Parties.  Thereafter, Sun Capital shall have no further liability or obligation to collect prepetition accounts receivable.

D.            The Liquidating Trust

1.             Purpose of the Liquidating Trust.  The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement.  The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor’s Estate, make payment of all Allowed Claims except for Class 10A Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank.  The Liquidating Trust shall also be responsible for objecting to all Claims except for Class 10A Claims, if appropriate.

2.             Transfers of Property.  On the Effective Date, all of the assets of the Debtor’s Estate except for the Recovery Rights, the Class 10A Distribution, any ownership interest in the TLC Debtors and the CDSI Shares shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and all Cash received from the Administrative Claims Fund.

3.             Management and Powers of the Liquidating Trust.  After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Liquidating Agent in accordance with the terms of the Liquidating Trust Agreement.  The Bank shall select the Liquidating Agent.  The Liquidating

Trust shall be deemed to be a representative of the Estate as provided by section 1123 of the Code, to the extent of and in accordance with the terms of the Liquidating Trust, shall have the rights, powers and standing of debtors-in-possession under section 1107 of the Code, and such other rights, powers and duties incident to causing performance of the Debtor’s obligations under the Plan or otherwise, all as may be reasonably necessary to the administration of the Liquidating Trust.  Subject to the terms of the Liquidating Trust Agreement, the powers of the Liquidating Agent shall include, without limitation: (a) the ability and authority to object to all Claims except for Class 1, 2 and 10A Claims, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Claims except for Class 1, 2 and 10A Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (c) effecting distributions under the Plan to the holders of Allowed Claims pursuant to the terms of the Plan; (d) the sale, lease, license, abandonment or other disposition of any or all of the property of the Liquidating Trust; (e) participation in any post-Confirmation Date motions to amend or modify the Plan or the Liquidating Trust Agreement, or appeals from the Confirmation Order; and (f) participation in actions to enforce or interpret the Plan.

If the holder of a Disputed Claim (other than a Disputed Class 10A Claim) and the Liquidating Agent agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  To the extent that any such settlement will provide for reclassification of all or a portion of the Disputed Claim as a Class 10A Claim, the Liquidating Agent shall provide notice of the proposed settlement (with a 15-day period to object) to the Med Creditors’ Trust Trustee.  If no objection is received by the Med Creditors’ Trust Trustee within the 15-day period and the proposed settlement amount is not in excess of the face amount of such

Disputed Claim, the settled Claim shall be deemed to be an Allowed Claim as of the Effective Date without the need for further review or approval of the Court.

If an objection to a proposed settlement is received within the 15-day period or the proposed settlement amount in excess of the face amount of such Disputed Claim, the Liquidating Agent shall schedule a Court hearing to resolve the objection, or approve the proposed settlement, as the case may be.

4.             Establishment of Reserve.  Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Agent shall maintain a reserve in trust for the payment of any administrative expenses of the Liquidating Trust, any applicable taxes, any Tax Claims, any Administrative Claims, and any Disputed Claims which may later become Allowed Claims.

5.             Employment of Professionals.  The Liquidating Agent is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Liquidating Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Liquidating Trust without further notice, hearing or approval of the Court except as set forth in the Liquidating Trust Agreement.

6.             Objections to Claims by the Liquidating Trust.  All objections to Disputed Claims to be filed by the Liquidating Agent shall be filed with the Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Liquidating Trust, or by order of the Court upon a motion filed by the Liquidating Trust, with notice of such motion to be served upon the Office of the United States Trustee.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

7.             Distributions.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

a.             Reserve for Disputed Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

b.             Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Liquidating Agent shall make the initial distribution from the Liquidating Trust at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Agent, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

c.             Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Liquidating Trust Agreement.

d.             Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in the Plan or a post-Confirmation Date Final Order , the Liquidating Agent shall make additional distributions at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Agent, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, and all expenses and fees incurred in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

e.             Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Liquidating Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Liquidating Trust for redistribution in the order and priority established in the Plan and the Liquidating Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

f.              Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Liquidating Trust any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Liquidating Agent, in his/her/its sole and absolute discretion, shall have been delivered to the Liquidating Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

g.             Final Distribution.  Pursuant to the Plan, the Residual Proceeds from the Liquidating Trust shall be paid to the Bank as soon as practical after (a) the liquidation of all of the assets of the Estate, (b) the payment of all of the expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent, and (c) the payment of all Allowed Claims pursuant to the terms of the Plan.

h.             Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the

Code, no transfer to or from the Liquidating Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

i.              Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Liquidating Trust, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Liquidating Trust and against no other assets or person (including the Liquidating Agent), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

j.              Certain Tax Matters.  For all federal and state income tax purposes, the Debtors shall report and treat the transfer of property conveyed to the Liquidating Trust as a sale of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, the transferred assets shall be deemed to have the fair market values determined by the Liquidating Agent in his/her/its absolute and sole discretion, and such valuations shall be used by Debtors and the Liquidating Trust for all federal and state income tax purposes.  The Liquidating Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Liquidating Agent as its attorney-in-fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Liquidating Agent, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Liquidating Agent.  Any such statement shall be consistent with the provisions of the Plan and the Liquidating Agent’s determination of the fair market values of the property conveyed to the Liquidating Trust.

k.             The Disbursing Agent.  The Liquidating Agent shall serve as the disbursing agent, without bond, for purposes of making transfers and payments under the Plan.

E.             The Med Creditors’ Trust

1.             Purpose of the Med Creditors’ Trust.  The Med Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the Med Creditors’ Trust Agreement.  The purpose of the Med Creditors’ Trust is to receive and disburse the Class 10A Distribution to holders of Allowed Claims in Class 10A pursuant to the Plan.  The Med Creditors’ Trust shall also be responsible for objecting to Claims in Class 10A, if appropriate.

2.             Management and Powers of the Med Creditors’ Trust.  After the Effective Date, the affairs of the Med Creditors’ Trust and all assets held or controlled by the Med Creditors’ Trust shall be managed under the direction of the Med Creditors’ Trust Trustee in accordance with the terms of the Med Creditors’ Trust Agreement.  The Committee shall select the Med Creditors’ Trust Trustee.  The Med Creditors’ Trust Trustee shall be compensated at his or her standard hourly rate from the Class 10A Distribution without Court approval.  The powers of the Med Creditors’ Trust Trustee shall include: (a) the ability and authority to object to Claims in Class 10A, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Class 10A Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (c) effecting distributions under the Plan to the holders of Allowed Claims in Class 10A; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Med Creditors’ Trust Agreement, or appeals from the Confirmation Order as it relates to Class 10A; and (e) participation in actions to enforce or interpret the Plan as it relates to Class 10A.

3.             Removal and Substitution of the Med Creditors’ Trust Trustee.  The Committee may, in its discretion, remove the Med Creditors’ Trust Trustee.  The Committee has the authority to designate a successor to the Med Creditors’ Trust Trustee.

4.             Establishment of Reserve.  Pursuant to the terms of the Med Creditors’ Trust Agreement, the Med Creditors’ Trust Trustee shall maintain a reserve in trust for the payment of any administrative expenses of the Med Creditors’ Trust, taxes, and any Disputed Claims which may later become Allowed Claims.  No distributions shall be made on account of any Disputed Claims unless and until such Claims become Allowed Claims as provided in the Med Creditors’ Trust Agreement.

5.             Employment of Professionals.  The Med Creditors’ Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from the Class 10A Distribution.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Med Creditors’ Trust without further notice, hearing or approval of the Court except as set forth in the Med Creditors’ Trust Agreement.

6.             Objections to Claims by the Med Creditors’ Trust.  All objections to Disputed Claims in Class 10A to be filed by the Med Creditors’ Trust Trustee shall be filed with the Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Med Creditors’ Trust Trustee, or by order of the Court upon a motion filed by the Med Creditors’ Trust Trustee, with notice of such motion to be served upon the Office of the United States Trustee.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

7.             Distributions.  Distributions to holders of Allowed Claims in Class 10A shall be made in accordance with the Plan, the Confirmation Order, and the Med Creditors’ Trust Agreement.

a.             Reserve for Disputed Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

b.             Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Med Creditors’ Trust Trustee shall make the initial distribution from the Med Creditors’ Trust at such time as the Med Creditors’ Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Med Creditors’ Trust Trustee, there shall be in the Med Creditors’ Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Med Creditors’ Trust.

c.             Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Med Creditors’ Trust Agreement.

d.             Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in a post-Confirmation Date Final Order, the Med Creditors’ Trust Trustee shall make additional distributions at such time as the Med Creditors’ Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Med Creditors’ Trust Trustee, there shall be in the Med Creditors’ Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Med Creditors’ Trust.

e.             Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Med Creditors’ Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Med Creditors’ Trust for redistribution in the order and priority established in the Plan and the Med Creditors’ Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

f.              Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Med Creditors’ Trust Trustee any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Med Creditors’ Trust Trustee, in his/her/its sole and absolute discretion, shall have been delivered to the Med Creditors’ Trust Trustee in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

g.             Final Distribution.  Upon resolution of all outstanding objections to Disputed Claims in Class 10A, and after the payment of all expenses and other obligations of the Med Creditors’ Trust, the Med Creditors’ Trust shall cause the Pro Rata distribution of all remaining available assets of the Med Creditors’ Trust to holders of Allowed Claims in Class 10A in accordance with the Plan.

h.             Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the

Code, no transfer to or from the Med Creditors’ Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

i.              Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Med Creditors’ Trust Trustee, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Med Creditors’ Trust and against no other assets or person (including the Med Creditors’ Trust Trustee), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

j.              Certain Tax Matters.  The Med Creditors’ Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Med Creditors’ Trust Trustee as its attorney-in-fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Med Creditors’ Trust Trustee, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Med Creditors’ Trust Trustee.  Any such statement shall be consistent with the provisions of the Plan and the Med Creditors’ Trust Trustee’s determination of the fair market values of the property conveyed to the Med Creditors’ Trust.

F.             The Litigation Trust

1.             Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the effective date of the CDSI Plan pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is, among other things, to prosecute the Recovery Rights and distribute any Net Recoveries to the Bank (after payment of the claims and expenses of the Litigation Trust Trustee).  No other Creditors or Entities shall receive any proceeds from the Recovery Rights.

2.             Transfers of the Recovery Rights to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

3.             Transfer of Sun Accounts Receivable.  On the Effective Date, immediately following the payment in full of the Allowed Claim of Sun Capital or, if there is a disagreement about the amount of the Allowed Claim, upon the establishment of a separate reserve escrow account into which will be deposited an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court) on which Sun Capital’s lien will attach, all purchased accounts receivable shall be transferred by Sun Capital to the Litigation Trust.

4.             Management and Powers of the Litigation Trust.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The Bank shall select the Litigation Trust Trustee.  The powers of the Litigation Trust Trustee shall include, without limitation: (a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Recovery Rights assigned to the Litigation Trust; (b) the compromise and settlement of any of the Recovery Rights assigned to the Litigation Trust; (c) effecting distributions of Net Recoveries on the Recovery Rights to the Bank; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.

The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim (as defined in the CDSI Plan) without the need for further review or approval of the Court.  However, in the event that any proposed settlement of a Litigation Trust Claim would result in a Class 10A Claim against the Debtor under the terms of the Plan, the Litigation Trust Trustee shall provide the Med Creditors’ Trust Trustee notice of the proposed settlement and a 15-day period to object to the proposed settlement.  If the Med Creditors’ Trust Trustee objects to a proposed settlement within the 15-day objection period, the Litigation Trust Trustee shall seek Court approval of the proposed settlement, and the objection shall be resolved by the Court.

The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement, which are incorporated herein by this reference.

G.            Dissolution

Pursuant to the Plan, the Confirmation Order and Nevada law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Dissolution Date.  Prior to the Dissolution Date, the Debtor’s corporate existence will be preserved through the Debtor’s continued compliance with all corporate formalities necessary to maintain such existence, including without limitation making the requisite corporate filings with the Nevada Secretary of State and having a board of directors and officers.

H.            Termination of SEC Registration and Reporting

Pursuant to the Plan and Confirmation Order, all of the Class 13 Interests shall be deemed, as a matter of law, cancelled, as of the Stock Cancellation Date.  On or immediately after the Stock Cancellation Date, the Debtor will file an SEC Form 15 (and/or other appropriate filings) with the Securities and Exchange Commission to effect a termination of registration of any class of Debtor’s securities under the Securities and Exchange Act of 1934 and the Debtor’s obligation to file any reports, forms, schedules or other disclosure under the Securities and Exchange Act of 1934.  Prior to the Stock Cancellation Date, the Debtor shall maintain the currently outstanding stock of the Debtor.

If the Stock Cancellation Date occurs prior to the Dissolution Date, then the Debtor shall cause shares to be issued (to an Entity, for such consideration and pursuant to such other terms, as are reasonably acceptable to the Bank and approved by the Court) such that the Debtor continues to have outstanding shares; provided, any such issuance shall be conducted such that it does not constitute a public offering of securities pursuant to state and federal securities laws.

I.              Reconstitution of Board and Officers

Pursuant to Section 78.622(1)(b) of the Nevada Revised Statutes, the Court shall appoint an officer (“Designated Med Officer”) to carry out any proceeding and do any act directed by the Court relating to or necessary to implement the Plan, including all acts specified in Section 78.622(2) of said statute.  Pursuant to Section 78.622(2) of said statute, all officers and directors of the Debtor shall be removed as of the Effective Date; the number of members of the Debtor’s board of directors shall be reduced to one (1); and the Designated Med Officer shall be appointed as of the Effective Date to serve as the sole director and as president, secretary, and treasurer of the Debtor.  The Designated Med Officer shall effect any amendments to the Debtor’s articles of incorporation or bylaws as are necessary to implement the foregoing.  Alex Bromley, who is currently an officer of the Debtor, shall be the initial Designated Med Officer.  Prior to November 1, 2004, upon the request of the Bank, the individual serving as the Designated Med Officer shall be removed from any or all officer and director positions with the Debtor.  On and after November 1, 2004, if requested by the NCFE Released Parties, the individual then serving as the Designated Med Officer shall resign from such positions and shall be replaced in these capacities.  In the event that a replacement of the Designated Med Officer is required (whether by reason of removal, resignation or incapacity) then, prior to November 1, 2004, a replacement selected by the Bank shall serve as the Designated Med Officer, and, on or after November 1, 2004, a replacement selected by the NCFE Released Parties (and reasonably acceptable to the Bank) shall serve as the Designated Med Officer.  Should a replacement of the Designated Med Officer be required, notice of same will be provided to the Committee and the Bank, who will have an opportunity to request a hearing before the Court with respect to the qualifications of the person(s) selected to replace the Designated Med Officer.

J.             Tax Matters

1.             For the purposes of this Section J, “Tax Matters,” all references to the Debtor, CDSI or the TLC Debtors: (a) shall include (i) their successors under their respective chapter 11 plans or otherwise, (ii) with respect to the TLC Debtors, any creditor trusts created pursuant to the chapter 11 plans of the TLC Debtors, (iii) the Liquidating Trust, and (iv) with respect to CDSI or the TLC Debtors, their subsidiaries; and (b) shall not include the Med Creditors’ Trust, the CDSI Creditors’ Trust, the CCG Creditors’ Trust, the CCS Creditors’ Trust and the Litigation Trust and their respective trustees.

2.             For the period following the Effective Date of the Debtor Plan and through the date that the Debtor is dissolved as a corporate entity, the Bank, CDSI, the Debtor and the TLC Debtors shall treat the Debtor’s consolidated tax group as continuing in existence, with the Debtor (as common parent) and the TLC Debtors as the sole members of such group.

3.             The Bank, CDSI, the Debtor, the NCFE Released Parties and the TLC Debtors shall treat the transfer of the CDSI stock to the Bank as a taxable transfer of the CDSI stock and will report the transfer as such on all returns, statements, filings, etc.  The Debtor and CDSI will not take any actions that would undermine such treatment.

4.             The TLC Debtors will be responsible for paying any federal alternative minimum tax (“AMT”) liability of the Debtor’s consolidated tax group for its fiscal year ending March 31, 2004.

5.             The TLC Debtors will be responsible for paying any federal tax liability of the Debtor’s consolidated group relating to the net income for the fiscal year beginning April 1, 2004 (and any later years if the TLC Asset Sale does not close in the current year) generated by the TLC Debtors, and up to $250,000 of federal tax liability relating to any taxable gain recognized on the disposition of the CDSI stock, and the Debtor and CDSI will be responsible for paying any federal AMT liability of the Debtor’s consolidated group relating to any other net income for the fiscal year beginning April 1, 2004 (and any later years if the TLC Asset Sale does not close in the current year, although CDSI will not be liable for such later years) generated by the Debtor and its subsidiaries other than the TLC Debtors (less the up to $250,000 payable by the TLC Debtors with respect to the CDSI stock gain).

6.             The TLC Debtors will be responsible for paying any combined/unitary tax liability in California and Illinois for the fiscal year ending March 31, 2004 and forward to the extent of the lesser of such combined/unitary tax liability or such tax liability computed as if the TLC Debtors filed their own combined/unitary returns in California and Illinois for such years.

7.             The Debtor or the Debtor’s substitute agent as designated pursuant to Treasury Regulation section 1.1502-77 (which shall be CDSI for any taxable year in which CDSI was a member of the Debtor’s consolidated group and which will be the Liquidating Trust for any taxable year beginning after CDSI leaves the Debtor’s consolidated group, will be responsible for preparing and filing all consolidated and combined tax returns.  The TLC Debtors and CDSI will each have the right to review and comment on all such returns and such returns will not be filed without the consent of each of CDSI and the TLC Debtors, such consent not to be unreasonably withheld, delayed or conditioned.  CDSI and the TLC Debtors will each be entitled to participate, at their own expense, in any audit or other similar proceeding relating to the tax returns in which CDSI or the TLC Debtors, respectively, are included and no such audit or similar proceeding will be settled/compromised without the written consent of, respectively, CDSI or the TLC Debtors, such consent not to be unreasonably withheld, delayed or conditioned.

8.             The TLC Debtors will be responsible for providing the appropriate responsible person described in paragraph 7 above with all relevant information with respect to the TLC Debtors for filing such consolidated and combined returns.

ARTICLE VI
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

All executory contracts and unexpired leases of the Debtor, not previously rejected or assumed and assigned pursuant to an order of the Court, are rejected pursuant to the Plan and the Confirmation Order effective as of the Confirmation Date, subject to the occurrence of the Effective Date.

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in

Class 10A and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

ARTICLE VII
RETENTION OF JURISDICTION

Notwithstanding Confirmation or the Effective Date having occurred, the Court shall retain jurisdiction for the following purposes:

A.            Allowance of Claims.  To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

B.            Executory Contract Proceedings.  To act with respect to proceedings regarding the rejection of any executory contract or unexpired lease of the Debtor pursuant to sections 365 of the Code and Article VI of the Plan, and to determine the allowance of any Claims arising from the resolution of any such proceedings;

C.            Plan Interpretation.  To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, the Med Creditors’ Trust Agreement, the Litigation Trust Agreement and the Liquidating Trust Agreement;

D.            Plan Implementation.  To implement and enforce the provisions of the Plan, the Confirmation Order, the Med Creditors’ Trust Agreement, the Litigation Trust Agreement, and the Liquidating Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Debtor Liquidating Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Liquidating Trust on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Liquidating Trust shall be served (with a 15-day period to object) on the Office of the United States Trustee.  If no objection is received by the Liquidating Agent within the 15-day period, the Liquidating Agent may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Liquidating Trust is received within the 15-day period, the Liquidating Agent shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Liquidating Trust shall be paid from the assets of the Liquidating Trust after approval as specified above;

E.             Plan Modification.  To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

F.             Adjudication of Controversies.  To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to any Recovery Rights, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Liquidating Trust;

G.            Injunctive Relief.  To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

H.            Correct Minor Defects.  To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the Liquidating Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

I.              Post-Confirmation Orders Regarding Confirmation.  To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

J.             Final Decree.  To enter a final decree closing the Case.

ARTICLE VIII
RELEASE OF CLAIMS; INJUNCTIONS; MODIFICATION; MISCELLANEOUS

A.            Releases of Claims.  The treatment of the Claims of the Bank and the NCFE Released Parties under the Plan represents the product of extensive negotiations between the Debtor, the Bank and the NCFE Released Parties and embodies an agreement reached between the parties.  In exchange for the treatment of the NCFE Released Parties’ Claims as set forth in the

Plan, the Debtor, the Estate and the Committee hereby release the Bank, the NCFE Released Parties and the TLC Debtors (subject to and conditioned upon the Debtor’s receipt of a reciprocal release from the TLC Debtors), together with their respective predecessors, successors and assigns, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, including, without limitation, the Med Adversary Proceeding, which the Debtor, the Estate and/or the Committee ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Bank, the NCFE Released Parties and the TLC Debtors, including but not limited to the NCFE Claims.  Additionally, the Debtor shall cause its Debtor and non-debtor subsidiaries to issue releases to the NCFE Released Parties and the TLC Debtors in accordance with this provision.

In exchange for the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below and (ii) the obligations of the Bank under that settlement agreement, the NCFE Released Parties and the TLC Debtors release the Bank, the Debtor, the Estate, and the Committee together with their respective predecessors, successors and assigns (collectively the “Released Parties”) of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Released Parties or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

In exchange for the treatment of the Claims of the NCFE Released Parties and the TLC Debtors under the Plan, the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below and (ii) the obligations of the NCFE Released Parties under that settlement agreement, the Bank releases the NCFE Released Parties and the TLC Debtors, together with their respective predecessors, successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Bank ever had or now has, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and their respective predecessors, successors and assigns; provided however, that the release by the Bank of the TLC Debtors and their predecessors, successors and assigns shall not be effective until confirmation of a chapter 11 plan in the cases of the TLC Debtors that is consistent with the Settlement Agreement and Release between the Bank and the NCFE debtors that was previously approved by the Bankruptcy Court in the NCFE debtors’ cases.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in this section shall become effective on the Effective Date.

B.            Limitation of Liability.  Neither (a) the Debtor, nor any of its employees, officers, or directors employed as of the date of the Plan, (b) the Committee or its members, acting solely in such capacity, (c) the Med Creditors’ Trust Trustee, (d) the Litigation Trust Trustee, (e) the Liquidating Agent, (f) the Facilitator, (g) the NCFE Released Parties, or (h) the Bank, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Case, any possible post-petition disposition of

the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

C.            Injunctions and Stays.  Unless otherwise provided, all injunctions or stays provided for in the Case pursuant to section 105 or 362 of the Code, or otherwise, in existence at the Confirmation Date prior to the entry of the Confirmation Order, shall remain in full force and effect until the closing of the Case.

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Liquidating Trust, the Litigation Trust, the Med Creditors’ Trust or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Liquidating Trust, the Litigation Trust, the Med Creditors’ Trust or their respective property, other than as permitted pursuant to clause (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Liquidating Trust, the Litigation Trust, the Med Creditors’ Trust or their respective property; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtor, the Liquidating Trust, the Litigation Trust or the Med Creditors’ Trust; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Code to set off a debt owing by such entity against the Debtor that arose prior to the Petition Date.

As of the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgment, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any Entity released pursuant to the Plan or its property on account of such released claim, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Bankruptcy Code to set off a debt owing by such entity to the Debtor (or its assignee under the Plan) that arose prior to the Petition Date against an Allowed Claim of such entity against the Debtor that arose prior to the Petition Date.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this section.

D.            Modification.  The Debtor reserves the right to amend or modify the Plan prior to its confirmation, at all times consistent with and in accordance with section 1127 of the Code.

E.             Plan of Reorganization.  For income tax purposes, the Plan shall constitute a plan of reorganization.

F.             Provisions Severable.  Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

G.            Headings Do Not Control.  In interpreting the Plan, the headings of individual sections are provided for convenience only, and are not intended to control over the text of any section.

H.            Taking Action.  After the Effective Date, to the extent the Plan requires an action by the Debtor, the action may be taken by the Liquidating Trust on behalf of the Debtor.

I.              No Transfer Taxes.  Pursuant to section 1146(c) of the Code, no transfer or sale by the Debtor that has occurred during the Case shall be subject to any stamp tax, transfer tax or similar tax.

J.             Termination of Committee.  After the Effective Date, the Committee shall remain in existence solely for the purpose of exercising its discretion to remove the Med Creditors’ Trust Trustee and to appoint a successor.  The fees and expenses (including, without limitation, the fees and expenses of professionals retained by the Committee) incurred by the Committee after the Effective Date, if any, shall be paid by the Med Creditors’ Trust Trustee solely from the Med Creditors’ Trust.  Except as set forth in this paragraph, the Committee shall be relieved of all of their responsibilities and duties in the Case, and the Committee shall have no further participation in the Case.  The Committee shall be dissolved on the first day after the Med Creditors’ Trust Trustee makes the final distribution provided for under the Plan and the Med Creditors’ Trust Agreement.

ARTICLE IX
CONDITIONS PRECEDENT TO EFFECTIVENESS OF MED PLAN

The Plan will not become effective with respect to the Debtor, and no distributions to holders of Allowed Claims against the Debtor will be made, unless and until the CDSI, CCS, and CCG Plans become effective in accordance with their terms.

The Plan will not become effective with respect to the Debtor unless and until the NCFE/Bank Settlement has become effective in accordance with its terms.

ARTICLE X
WAIVER OF CONDITIONS PRECEDENT TO EFFECTIVENESS OF PLAN

The Debtor and the Bank may waive one or more of the conditions precedent to the effectiveness of this Plan set forth in Article IX above, provided that such waiver shall be in writing and signed by the Debtor and the Bank or their respective counsel.

ARTICLE XI
CONFIRMATION REQUEST

The Debtor requests Confirmation of the Plan pursuant to sections 1129(a) and/or 1129(b) of the Code, as applicable.

Dated as of July 26, 2004	MED DIVERSIFIED, INC.

	By:	/s/ Alexander H. Bromley
	Its	Vice President and General Counsel

DUANE MORRIS LLP

Paul D. Moore

470 Atlantic Avenue, Suite 500

Boston, MA 02210

Tel:  (617) 289-9200

Fax:  (617) 289-9201

E-mail:  pdmoore@duanemorris.com

and

Toni Marie Vaccarino (TV-8340)

744 Broad Street, Suite 1200

Newark, NJ 07102

Tel:  (973) 424-2000

Fax:  (973) 424-2001

E-mail:  tmvaccarino@duanemorris.com

Counsel for Debtor and Debtor in Possession

PLAN EXHIBIT LIST

1 -	Exhibit 1	Liquidating Trust Agreement

2 -	Exhibit 2	Litigation Trust Agreement

3 -	Exhibit 3	Med Creditors’ Trust Agreement